                                                                  EXHIBIT 99.13



          LINE OF CREDIT AGREEMENT dated as of August 10, 1999 (the Agreement) between the entities listed on Exhibit A attached hereto (collectively referred to as the "Investor"), GMF HOLDINGS, (the "Finder") MAY DAVIS GROUP, located at One World Trade Center, New York, New York, a corporation organized under the laws of New York and (the "Company") Cyco.Net Inc., a corporation organized and existing under the laws of the State of Nevada.

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase up to $890,000.00 of Debentures for a total purchase price of $890,000.00; and

         WHEREAS, such investments will be made in reliance upon the provisions of Rule 504 Exemption of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "Securities Act"), and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in the Debentures to be made hereunder; and

         NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I
                              CERTAIN DEFINITIONS

         Section 1.1 "Advance" shall mean each occasion the Company elects to exercise its right to tender an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement.

         Section 1.2 "Advance Date" shall mean the date of an Advance by the Investor to the Company.

         Section 1.3 "Advance Notice" shall mean a written notice to the Investor setting forth the Advance Amount that the Company requests from the Investor and Compliance Certification from the Company as attached hereto as Exhibit B.

         Section 1.4 "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market, provided that the Common Stock is traded on a Principal market.

         Section 1.5 "Closing" shall mean one of the closings of a purchase and sale of the Debentures pursuant to Section 2.1.

         Section 1.6 "Commitment Amount" shall mean the $890,000.00 up to which the Investor has agreed to provide to the Company in order to purchase the Debentures pursuant to the terms and conditions of this Agreement.

         Section 1.7 "Commitment Period" shall mean the period commencing on the earlier to occur of the Effective Date, or (ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investor shall have purchased Debentures pursuant to this Agreement in the amount of at least $890,000.00 unless such date is extended by the Investor, (y) the date this Agreement is terminated pursuant to Section 2.4, or (z) the date occurring twelve (12) months from the date hereof.

         Section 1.8 "Common Stock" shall mean the Company's common stock, par value $0.001 per share.

         Section 1.9 "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2.

         Section 1.10 "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and costs and expenses of expert witnesses and investigation).

         Section 1.11 "Debentures" shall mean the Debenture in the form of Exhibit C annexed hereto.

         Section 1.12 "Effective Date" shall mean the date on which the Company's Counsel issues a legal opinion stating the stock to be issued to the investor is free trading.

         Section 1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Section 1.14 "Legend" See Section 8.1.

         Section 1.15 "Material Adverse Effect" shall mean any effect on the business, Bid Price, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Debenture, the Registration Rights Agreement or the Escrow Agreement in any material respect.

         Section 1.16 "Maximum Advance Amount" on any Advance Date shall be equal to the difference between (I) the amount indicated opposite the range of the 30 Day Average Daily Trading Volume on such Advance Date, as set forth in the table below and (ii) the sum of the Advances made pursuant to this Agreement, in the 30 calendar days immediately preceding the Advance Notice:

         30-DAY AVERAGE DAILY TRADING (1)      MAXIMUM ADVANCE AMOUNT (2)
         --------------------------------      --------------------------
         $25,000 - $50,000                     $100,000
         $50,001 - $100,000                    $200,000
         $100,001 - $200,000                   $300,000
         $200,001 - $300,000                   $500,000
         $300,001 - $400,000                   $600,000
         $400,001 - $500,000                   $700,000


(1) The 30-Day Average Trading Volume shall be equal to the average of the Bid Price multiplied by the volume for each of the 30 calendar days preceding the Advance Date.

(2) Assuming that no Advances have been made pursuant to this Agreement during the preceding 30 calendar days.

         Section 1.17 "NASD" shall mean the National Association of Securities Dealers, Inc.

         Section 1.18 "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Section 1.19 "Principal Market" shall mean the Nasdaq Over The Counter Bulletin board, Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

         Section 1.20 "Subscription Date" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

         Section 1.21 "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

                                   ARTICLE II
                                    ADVANCES

         Section 2.1 Investments.

                  (a) Advances. Upon the terms and conditions set forth herein (including without limitation, the provisions of Article VII hereof), on any Advance Date the Company may request an Advance by the Investor by the delivery of an Advance Notice. The amount of the Debenture that the Investor shall receive pursuant to such Advance shall be equal to the amount of the Advance specified in the Advance Notice, which Advance shall not exceed the Maximum Advance Amount on such date.

         Section 2.2       Mechanics.

                  (a) Advance Notice. At any time during the Commitment Period, the Company may deliver an Advance Notice to the Investor, subject to the conditions set forth in Section 2.4; provided, however, the Amount for each Advance as designated by the Company in the applicable Advance notice shall not be (I) less than $25,000, or (ii) more than the Maximum Advance Amount. The aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount, unless otherwise agreed by the Investor in the Investor's sole and absolute discretion.

                  (b) Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered on (I) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Advance Notice may be deemed delivered, on a day that is not a Trading Day.

         Section 2.3 Closings. On each Advance Date for an Advance, which shall be within five (5) Trading Days of an Advance Notice, (I) the Company shall deliver to the Escrow Agent one or more Debentures at the Investor's option, representing the amount of the Advance by the Investor pursuant to
Section 2.1 herein, registered in the name of the Investor and (ii) the Investor shall deliver to escrow the amount of the Advance specified in the Advance Notice by wire transfer of immediately available funds to the Escrow Agent on or before the Advance Date. In addition, on or prior to the Advance Date, each of the Company and the Investor shall deliver to the Escrow Agent all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of funds to the Company and deliver of the Debentures to the Investor shall occur out of escrow in accordance with the conditions set forth above and those contained in the Escrow Agreement; provided, however, that to the extent the Company has not paid the fees, expenses, and disbursements of the Investor's counsel and the fees to the Placement Agent in accordance with Section 13.4, the amount of such fees, expenses, and disbursements shall be paid in immediately available funds, at the direction of the Investor, to Investors counsel and the Placement Agent with no reduction in the amount of Debenture on such Advance Date.

         Section 2.4 Termination of Investment. The obligation of the Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to a Advance Date that has not yet occurred) in the event that (I) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of twenty (20) Trading Days during the Commitment Period, for any reason other than deferral or suspensions in accordance with the Registration Rights Agreement as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act or (ii) the Company shall at any time fail to comply with the requirements of Section 6.3, 6.4 or 6.6.

         Section 2.5       Agreement to Advance Funds.

                  (a) The Investor agrees to advance the amount specified in the Advance Notice to the Company within five (5) Trading Days after the completion of each of the following conditions and the other conditions set forth in this Agreement:

                           (I)      the execution and delivery by the Company,
and the Investor, or this Agreement, and all Exhibits and Attachments hereto;

                           (ii)     delivery into escrow by the Company of the
original Debenture;

                           (iii)    the Company's Registration Statement with
respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement shall have been declared effective by the SEC;

                           (iv)     the Company shall have obtained all permits
and qualifications required by any state for the offer and sale of the Registrable Securities, or shall have the availability of exemptions therefrom. The sale and issuance of the Registrable Securities shall be legally permitted by all laws and regulations to which the Company is subject; and

                           (v)      payment of fees as set forth in Section
13.4 below.


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         Investor represents and warrants to the Company that:

         Section 3.1 Organization and Authorization. Investor is duly incorporated or organized and validly existing in the country of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has all right, power and authority to execute and deliver this Agreement on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

         Section 3.2 Evaluation of Risks. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

         Section 3.3 Independent Counsel. The Investor acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the securities issuable hereunder.


         Section 3.4 Investment Intent. The securities are being purchased by the Investor for its own account, for investment and without any view to the distribution, assignment or resale to others or fractionalization in whole or in part. The Investor agrees not to assign or in any way transfer the Investor's rights to the Securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer. No other person has or will have a direct or indirect beneficial interest in the securities. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor's securities unless the securities are registered under Federal and applicable state securities law or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

         Section 3.5 Accredited Investor. All of the information that the Investor has heretofore furnished to the Company or which is set forth herein with respect to the Investor's financial position and business experience, is correct, complete and not misleading as of the date hereof and the Investor will advise the Company immediately in writing of any change in any response hereto. The Investor understands that this investment is suitable for and is available only to "accredited Investors," as that term is defined in Regulation D promulgated under the 1933 Act as set forth in Exhibit D and that the Investor satisfies at least one of the categories set forth below (please check applicable box).

         [ ]                        a corporation, business trust, or
                           partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

         [ ]                        any trust, with total assets in excess of
                           $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

                                    an individual, who

         [ ]                        is a director, executive officer or general
                           partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

         [ ]                        has an individual net worth, or joint net
                           worth with that person's spouse, at the time of his purchase exceeding $1,000,000.

         [ ]                        had an individual income in excess of
                           $200,000 in each of the two most recent years or joint income with that person's spouse in excess of

                           $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

         [ ]                        any entity in which all of the equity
                           owners are "accredited investors.

The Investor acknowledges that the information set forth herein is not intended to be exhaustive and is provided only as a guide to assist each potential investor in making an independent investigation of the Company and the Securities being offered.

         Section 3.6 SEC Documents. The Investor has carefully read and is familiar with and has carefully reviewed the SEC Documents. The Investor has evaluated the merits and risks of the Investor's investment in the securities, and has determined that the securities are a suitable investment. The Investor has availed itself of the opportunity to ask question of the Company concerning the terms and conditions of this offering and obtained such additional information as the Investor has deemed necessary. The company has answered all inquiries concerning the terms and conditions of this offering and has afforded the Investor the opportunity to obtain any additional information (to the extent that the Company possesses such information or can acquire it without unreasonable effort expense) necessary to verify the accuracy of the information.


         Section 3.7 No Advertisements. The Investor is not entering into this Agreement as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

         Section 3.8 Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities
Act) of the Company.


                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to, and covenants with, the Investors that the following are true and correct as of the date hereof and as of the Advance Date:

         Section 4.1 Organization: Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

         Section 4.2 Capitalization. The authorized capital stock of the Company consists of THIRTY MILLION (30,000,000) shares of Common Stock, $0.001 per value per share, of which NINETEEN MILLION THREE HUNDRED AND FORTY THREE THOUSAND

(19,343,000) are outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

         Section 4.3. Authorization. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, deliver and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the securities issuable hereunder and the performance of the Company's obligations hereunder have been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in of this Agreement. Upon their issuance and delivery pursuant to this Agreement, the shares of Common Stock issuable upon the conversion of the Debentures will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances other than those created hereunder or by the actions of the Investors; provided, however that the securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the securities hereunder will not give rise to any preemptive right or right of first refusal or right to participation on behalf of any person.

         Section 4.4 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, Bylaws, Stockholders Agreements and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets and which would have a material adverse effect on the Company's business and financial condition.

         Section 4.5 No Undisclosed Liabilities or Events. The Company has no MATERIAL liabilities or obligations other than those previously disclosed to the investor, and, in each case, which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

         Section 4.6 No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its properly is bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the Exhibits or attachments hereto, including the conversion provision of the Debentures, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound or any statute or the memorandum or Articles of the Company, or any decree, judgment, order, rules of regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or in the event that the Common Stock is listed on a Principal Market, the Company's listing agreement for its Common Stock, in each case which default, lien or charge is likely to cause a material adverse effect on the Company's business and financial condition.

         Section 4.7 Absence of Events of Default. Except as set forth in the SEC Documents, the Disclosure Schedule and this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a material adverse effect on the Company's business, properties, prospects, financial condition or results of operations.

         Section 4.8 Governmental Consent, etc. Except as set forth in the Disclosure Scheduled, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the securities hereunder, or the consummation of any other transaction contemplated hereby.

         Section 4.9 Intellectual Property Rights. Except as disclosed in the SEC Documents, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted in the SEC Documents, except where failure to have any such intellectual property would not cause a material adverse effect on the business and financial condition of the Company. To the Company's knowledge, neither the Company nor its products ARE infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the business or financial condition of the Company.

         Section 4.10 Material Contracts. Except as set forth in the SEC Documents and the Disclosure Schedule, the agreements to which the Company is a party described in the SEC Documents are valid agreements, constitute all of the Company's material agreements and are in full force and effect and the Company is not in material breach or material default under any of such agreements, except where such breach or default would not cause a material adverse effect on the business and financial condition of the Company.

         Section 4.11 Litigation. Except as disclosed in the SEC Documents and the Disclosure Schedule, there is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, financial conditions or operations of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         Section 4.12 Title to Assets. Except as set forth in the SEC Documents, the Company has good and marketable title to all properties and material assets described in the SEC Documents as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

         Section 4.13 Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

         Section 4.14 Required Governmental Permits. Except as set forth in the SEC Documents, the Company is in possession of an operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

         Section 4.15 Other Outstanding Securities/Financing Restrictions. Other than warrants and options to acquire shares of Common Stock as disclosed in the SEC Documents, there are registration, which are available for sale as unrestricted ("free trading") stock.


         Section 4.16 Use of Proceeds. The Company represents that the net proceeds from this offering will be used for working capital purposes and/or general corporate purposes. However, in no event shall the net proceeds from this offering be used by the Company for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director, or employee of the Company.


         Section 4.17 Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Investor that (I) could reasonably be expected to have a material adverse effect on the financial condition or in the earnings, business affairs, business prospects, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         Section 4.18 Opinion of Counsel. Investor shall receive an opinion letter from counsel to the Company (updated where applicable) prior to each Closing to the effect that:

                  (a) The Company is incorporated and validly existing in the jurisdiction of its incorporation. The Company and/or its subsidiaries are duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where, to such counsel's knowledge, the Company and/or its subsidiaries owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conducts its business.

                  (b) To such counsel's knowledge, there is no action, proceeding or investigation pending, or threatened against the Company which might result, either individually or in the aggregate, in any material adverse change in the business or financial condition of the Company, except as has been described in the SEC Documents.

                  (c) To such counsel's knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, except as has been described in the SEC Documents.

                  (d) To such counsel's knowledge, there is no action, suit, proceeding or investigation by the Company currently pending, except as has been described in the SEC Documents.

                  (e) The shares of Common Stock issuable upon the conversion of the Debentures have been duly authorized and upon issuance will be validly issued under the laws of the Company's state of incorporation.

                  (f) This Agreement, the issuance of the Debentures hereunder, and the shares of Common Stock issuable upon conversion of the Debentures, have been duly approved by all required corporate action and that all such securities, upon execution and delivery that shall be validly issued and outstanding, fully paid and nonassessable.

                  (g) The issuance of the Debentures and the shares of Common Stock issuable upon conversion thereof, will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

                  (h) The authorized capital stock of the Company consists of THIRTY MILLION (30,000,000) shares of Common Stock, $0.001 par value per share, of which NINETEEN MILLION THREE HUNDRED AND FORTY THREE THOUSAND (19,343,000) are outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

         Section 4.19 Opinion of Counsel. The Company will obtain for the Investor, at the Company's expense, any and all opinions of counsel which may be required in order to convert, exercise or sell the securities issuable hereunder, including, but not limited to, obtaining for Investors, at the Company's expense an opinion of counsel, subject only to receipt of a Notice of Conversion, duly executed by the Investor which shall be satisfactory to the Transfer Agent, directing the Transfer Agent to remove the self-liquidating legend.

         Section 4.20 Dilution. The Company is aware and acknowledges that conversation of the Debentures could cause dilution to existing shareholder and could significantly increase the outstanding number of shares of Common Stock.

                                   ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND INVESTOR


         Each of the Investors and the Company represent to the other the following with respect to itself:

         Section 5.1 Line of Credit Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and each of the Investors and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

         Section 5.2 Non-contravention. The execution and delivery of this Agreement along with all Exhibits and Attachments, and the consummation of the issuance of the securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company or Investor of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company or Investor, or any indenture, mortgage, deed of trust of other material agreement or instrument to which the Company or Investor is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the Company or Investor or any of its properties or assets.

         Section 5.3 Approvals. Neither the Company nor Investor is aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the securities.

         Section 5.4 Indemnification. Each of the Company and the Investors agree to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (Including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.


                                   ARTICLE VI
                            COVENANTS OF THE COMPANY


         Section 6.1 Reservation of Common Stock. As of the date hereof, the Company has authorized and reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy and obligation to issue shares of Commons Stock underlying the Debentures, such amount of shares of Common Stock to be reserved shall be calculated based upon the Bid Price of the Common Stock. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered pursuant to the Debentures and the number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be so obligated to issue.

         Section 6.2 Listing of Common Stock. In the event that the Common Stock is listed on a Principal Market, the Company hereby agrees to maintain the listing of the Common Stock on such Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the shares of Common
Stock issuable upon the conversion of the Debentures and will take such other action as is necessary or desirable in the opinion of the investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company sill take all action to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market.

         Section 6.3 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12 (b) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

         Section 6.4 Legends. The certificates evidencing the Common Stock to be sold by the Investor shall be free of legends.

         Section 6.5 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

         Section 6.6 Additional SEC Documents. The Company will deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

         Section 6.7       Notice of Certain Events Affecting Registration:
Suspension of Right to Make an Advance. The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus relating to an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events.

         Section 6.8       Expectations Regarding Advance Notices. Within ten
(10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company must notify the Investor, in writing, as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Advance Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Advance Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor, in writing, at any time as to its reasonable expectations with respect to the current calendar quarter.

         Section 6.9 Consolidation: Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

         Section 6.10 Issuance of Debentures. The sale of the Debentures and the issuance of the shares of Commons Stock pursuant to conversion hereof shall be made in accordance with the provision and requirements of Section 4(2) of the Securities Act, or Regulation D and any applicable state securities law.

         Section 6.11 Legal Opinion of Subscription Date. The Company's independent counsel shall deliver to the Investor upon execution of this Agreement an opinion in the form of Exhibit E annexed hereto.


                                  ARTICLE VII
                CONDITIONS FOR ADVANCE AND CONDITIONS TO CLOSING

         Section 7.1 Conditions Precedent to the Obligation of the Company to Issue and Sell the Debentures. The obligation hereunder of the Company to issue and sell the Debentures to the Investor incident to each Closing is subject to the satisfaction, or waiver by the Company, at or before each such Closing, of each of the conditions set forth below.

                  (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

                  (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

         Section 7.2 Conditions Precedent to the Right of the Company to Deliver an Advance Notice and the Obligation of the Investor to Purchase Debentures. The right of the Company to deliver an Advance Notice and the obligation of the Investor hereunder to acquire and pay for the Debentures incident to a Closing is subject to the satisfaction or waiver by the Investor, on (i) the date of delivery of such Advance Notice and (ii) the applicable Advance Date (each a "Condition Satisfaction Date"), of each of the following conditions:


                  (a) Authority. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Debentures and the shares of Common Stock issuable upon the conversion thereof, or shall have the availability of exemptions therefrom. The sale and issuance of the Debentures and the shares of Common Stock issuable upon the conversion thereof shall be legally permitted by all laws and regulations to which the Company is subject.

                  (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor.

                  (c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Debenture and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                  (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                  (e) Adverse Changes. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

                  (f) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock is not suspended by the SEC or the Principal Market (if the Common Stock is traded on a Principal Market). The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market (if the Common Stock is traded on a Principal market). The Company shall not have received any notice threatening the listing of the Common Stock on the Principal Market (if the Common Stock is traded on a Principal Market).

                  (g) Maximum Advance Amount. The amount of the advance requested by the Company does not exceed the Maximum Advance Amount.

                  (h) No Knowledge. The Company has no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such Notice is deemed delivered).

                  (i) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2, including, without limitation, a certificate in substantially the form and substance of Exhibit "B" hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.


                                  ARTICLE VIII
         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

         Section 8.1 Due Diligence Review. The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor, any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

         Section 8.2       Non-Disclosure of Non-Public Information.

                  (a) The Company shall not disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.


                  (b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE IX
                           CHOICE OF LAW/JURISDICTION

         Section 9.1 Choice of Law: Venue: Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York or the state courts of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.


                                   ARTICLE X
                            ASSIGNMENT; TERMINATION

         Section 10.1 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall insure to the benefit of, and be enforceable by, any transferee of any of the Debentures purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who agrees to make the representations and warranties contained in
Article III and who agrees to be bound by the covenants of Article V.

         Section 10.2      Termination. This Agreement shall terminate twelve
(12) months after the date hereof; provided, however, that the provision of Articles III, IV, V, VI, VII, VIII, IX, X, XI, and XII shall survive the termination of this Agreement.


                                   ARTICLE XI
                                    NOTICES

         Section 11.1 Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (I) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.

         Any notice or other communication requested or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designed below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:    600 Central Avenue S.W.
                               3rd Floor
                               Albuquerque, New Mexico 87102

         If to the Investor, at the address listed on Schedule A.

         Either party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving at least ten
(10) days" prior written notice of such changed address or facsimile number to the other party hereto.


                                  ARTICLE XII
                                 MISCELLANEOUS

         Section 12.1 Counterparts/Facsimile/Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original This Agreement may be amended only by a writing executed by all parties.

         Section 12.2 Entire Agreement. This Agreement, the Exhibits or Attachments hereto, which include but are not limited to the Debenture, the Escrow Agreement, and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understanding between the parties, both oral and writing relating to the

         Section 12.3 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

         Section 12.4 Fees and Expenses. On each Advance Date of an Advance the Company shall pay twelve (12) percent of proceeds to May Davis Group as a finder's fees

         Section 12.5 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         Section 12.6 Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                     FINDER:
                                     MAY DAVIS GROUP

                                     BY: /s/ MICHAEL JACOBS
                                         ---------------------------------------
                                         Name:  Michael Jacobs
                                         Title: Managing Director


                                     COMPANY:
                                     CYCO.NET, INC.


                                     BY: /s/ RICHARD A. URREA
                                         ---------------------------------------
                                         Name:  Richard A. Urrea
                                         Title: President and CEO


                                     INVESTOR:
                                     GMF HOLDINGS



                                     BY: /s/ DIEGO DAVIS
                                         ---------------------------------------
                                         Name:  Diego Davis
                                         Title: Director

                                   EXHIBIT A

                               LIST OF INVESTORS

GMF HOLDINGS
131 Fredrick Street
Nassau, Bahamas.

                                   EXHIBIT B

                     ADVANCE NOTICE/COMPLIANCE CERTIFICATE
                                 Cyco.Net, Inc.

The undersigned, Richard A. Urrea, hereby certifies, with respect to the sale of Debentures of Cyco.Net, Inc., (the "Company") issuable in connection with this Advance Notice and Compliance Certificate dated ______ (the "Notice"), delivered pursuant to the Line of Credit Agreement (the "Agreement"), as follows;

1. The undersigned is the duly elected Chief Executive Officer of the Company.

2. The representations and warranties of the Company set forth in the Agreement dated as of ______________________ are true and correct in all material respects as though made on and as of the date hereof.

3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Advance Date related to the Notice and has complied in all material respects with all obligations and conditions contained in the Agreement.

4.       The Advance requested is ________________________.


The undersigned has executed this Certificate this _____ day of _______________.



                                                  CYCO.NET, INC.



                                                  BY:
                                                       -------------------------
                                                       Name:
                                                       Title:




                                   EXHIBIT C

                                   DEBENTURE


                                 CYCO.NET, INC.

                   1999 4% Subordinated Convertible Debenture

                               Due August , 2002

No.000____________                                          $ _________________

         This Debenture is issued by Cyco.Net, Inc. (The "Company") to GMF Holdings (the "Debenture holder") pursuant to exemptions from registration under the U.S. Securities Act of 1933.

                                   ARTICLE I

         1.01 Principal and Interest. The Company, for value received hereby confers the right upon Debenture holder to convert the sum of ___________________ dollars ($_____________) into the common stock of the
Company (the "Common Stock") on or before August ____, 2002 as set forth herein, and to pay interest thereon from the date of issue at the rate of four percent (4%) per annum. The Company shall pay interest on the outstanding principal amount of the Debenture from the date of issue until the date of maturity or conversion; the Company shall pay interest only upon the outstanding balance of the Debenture at the rate of four percent (4%) per annum. Interest will be computed based on a 365 day year.

         1.02 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion.

         1.03 Interest Payments. The interest so payable will be paid to the person in whose name this Debenture is registered at the close of business on ________________, 2002, except that interest accrued on principal amounts which have matured or are converted will be paid on the maturity or Conversion Date. The Company, in its sole discretion, may elect to pay interest in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be greater of the average closing bid price as reported by NASDAQ on the five days preceding: (I) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

         1.04 Paying Agent and Registrar. Initially, the Company will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, or Company-registrar without notice. The Company may act in any such capacity.

         1.05 Subordinated Nature of Debenture. This Debenture and all payments hereon, including principal or interest, shall be subordinate and junior in right of payment to all Company Debt (as defined hereinafter), but only to the extent set forth as follows:

         (a) upon the maturity of any Company Debt, or any installment thereof then due by lapse of time, acceleration or otherwise, all Company Debt then due shall first be paid in full (or provision made for payment in full thereof) before any additional payment on account of principal or interest is made on this Debenture; and

         (b) in the event of any insolvency or bankruptcy proceedings affecting the Company, or any receivership, liquidation, reorganization or other similar proceedings affecting the Company, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Company Debt shall be entitled to receive payment in full of all principal of and interest on all Company Debt before the holder of this Debenture is entitled to receive any payment on account of principal, interest or premium on this Debenture.

         The provisions of the preceding paragraphs are solely for the purpose of defining the relative rights of the holders of Company Debt on the one hand and the holder of this Debenture on the other hand and nothing herein shall impair, as between the Company and the holder of this Debenture, the obligation of the Company, which is unconditional and absolute, to pay the holder of this Debenture the principal, interest and premiums hereon in accordance with its terms, nor shall anything herein prevent the holder of this Debenture from exercising all remedies otherwise permitted by law or hereunder upon default hereunder, subject to the relative rights of the holders of Company Debt expressed in the preceding paragraphs.

         For the purpose of this Note, the term "Company Debt" shall mean and include current bank debt and all indebtedness acquired by the Company subsequent to the date hereof, other than indebtedness to any officer, director or other person who has beneficial ownership of 10% or more of the Company's issued and outstanding shares of Common Stock.


                                   ARTICLE II

         2.01 Amendments and Waiver of Default. The Debenture may be amended with the consent of the Debenture holder. Without the consent of the Debenture holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company obligations to the Debenture holder or to make any change that does not adversely affect the rights of the Debenture holder.

                                  ARTICLE III

         3.01 Events of Default. An Event of Default is defined as follows: failure by the Company to pay the maturity or Conversion Amount within ten (10) days of the maturity of Conversion Date, respectively; failure by the Company to advise its transfer agent to issue Common Stock to the Debenture holder within two (2) business days of the Company's receipt of the attached Notice of Conversion from Debenture holder; or failure by the Company for thirty (30) days after notice to it to comply with any of its other agreements in the Debenture; and events of bankruptcy or insolvency. The Debenture holder may not enforce the Debenture except as provided herein.

         3.02 Successor Corporation. If a successor corporation assumes all the obligations of this predecessor, Cyco.Net, Inc., the predecessor corporation will be released from those obligations under the Debenture.

         3.03 Waiver and Release. A director, officer, employee or stockholders, as such, of the Company shall not have any liability for any obligations of the Company under the Debenture or for any claim based on, in respect of, or by reason of such obligations or their creation. The Debenture holder, by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debenture.


                                   ARTICLE IV

         4.01 Rights and Terms of Conversion. This Debenture, in whole or in part, may be converted at any time following the date of closing, into shares of Common Stock at a price equal to following Conversion Price: 75% of the average closing bid price for the five days prior to conversion.

         In lieu of any fractional share to which the Debenture holder would otherwise be entitled, the Company will pay the balance in cash.

         4.02 Reissuance of Debenture. When the Debenture holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

         4.03 Termination of Conversion Rights. The Debenture holder's right to convert the Debenture into the Common Stock in accordance with paragraph 4.01 shall terminate on August __, 2002 Any remaining amount of Debenture not converted by August __, 2002 shall be automatically converted on that date in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of common stock and amount of interest shall be issued to the Debenture holder.


                                   ARTICLE V

         5.01 Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

                  If to the Company:           CYCO.NET, INC
                                               600 Central Avenue S.W.
                                               3rd Floor
                                               Albuquerque, New Mexico 87102.



                  If to Debenture holder:      GMF HOLDINGS
                                               131 Frederick Street
                                               Nassau, Bahamas

         5.02 Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Nevada without giving effect to the principals of conflict of laws thereof.

         5.03 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

         5.04 Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

         5.05 Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

         IN WITNESS WHEREOF, with the intent to be legally bound hereby, the parties hereto have executed this Debenture as of _____________________, 1999.


ATTEST:                                     CYCO.NET, INC.

------------------------------              ---------------------------------

                                            Title:
                                                   --------------------------

                                   EXHIBIT D

                      DEFINITION OF "ACCREDITED INVESTOR"


Pursuant to Rule 501 (a) of Regulation D, the term "Accredited Investor" is defined as follows:

1. Any bank as defined in section 3(a)(2) of the Securities Act of 1933 (the "Act"), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S.. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefits of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning oft he Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are accredited investors.

2. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

3. Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer.

5. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000.

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section (b)(2)(ii) of Rule 506.

8.       Any entity in which all of the equity owners are accredited investors.

                                   Exhibit E

                      [MICHENER & PARNALL, LLC LETTERHEAD]


VIA FACSIMILE


RICHARD A. URREA                 August 10, 1999
600 CENTRAL S.W. 3RD FLOOR
ALBUQUERQUE. NM 87102


                                  Re: CyCo.net
DEAR Rick,


         You asked this firm's opinion whether CyCo.net is able to issue free trading shares because of its present non-reporting status stemming from its exemption from Securities Act registration under Rule 504 of Regulation D. 17 CFR 230.50 1 et seq. Currently. Rule 504 permits a non-reporting issuer to offer and sell securities to persons without regard to experience and without delivery of specified information in a public offering. This rule is subject to certain limitations of an aggregate offering within a l2-month period. Accordingly, CyCo.net can issue free trading shares. This opinion is for the use and benefit of CyCo.net.

Thank you very much for contacting us.